POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Shaun Patsy, Stephanie Meade, Lori Heilman, and Michael Powell as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of Fifth Third Bancorp (the 'Company'), Forms ID, 3, 4, and 5 or any Form designated by the U.S. Securities and Exchange Commission (the 'SEC') for reporting equity ownership in the Company's stock in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form and timely file such form with the SEC and any stock exchange or similar authority;

(3) act as an account administrator for the undersigned's SEC Electronic Data Gathering and Retrieval ('EDGAR') account, including to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and,

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, or any liability of the undersigned for any failure to comply with such requirements.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of July, 2025.

NOTARY PUBLIC STATE OF OHIO

TAMI A. COX
Notary Public, State of Ohio
My Commission Expires
November 13, 2028
COMMISSION: 2018-RE-754213

Signature

Bridgit Chayt
Print Name

Classification: Internal Use